UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2014
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Oaktree Capital Group, LLC
(Exact name of registrant as specified in its charter)
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Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)
(213) 830-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 4, 2014, Oaktree Capital Group, LLC (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”), to issue and sell to the Underwriter (the “Offering”) 5,000,000 Class A units representing limited liability company interests of the Company (the “Class A units”) and, at the option of the Underwriter, up to an additional 750,000 Class A units to cover overallotments, if any, at a price of $59.33 per Class A unit, resulting in $296.0 million in net proceeds to the Company, after deducting estimated offering expenses (or $340.4 million if the Underwriter exercises in full its overallotment option to purchase additional Class A units). The Company intends to use the net proceeds from the Offering to acquire interests in its business from certain of its directors, employees and other investors, including certain Principals and other members of its senior management. Accordingly, the Company will not retain any proceeds from the sale of Class A units in the Offering.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-188596) and a related prospectus, filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2013, and the related prospectus supplement, filed with the SEC on March 6, 2014.

We have agreed to indemnify the Underwriter against certain liabilities or to contribute to payments the Underwriter may be required to make because of any of those liabilities. In addition, we have agreed to reimburse the Underwriter for certain FINRA and Blue Sky expenses in an amount up to $10,000.

The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and reimbursement of expenses. In particular, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is a lender under the Company’s existing credit facility described under “Future Sources and Uses of Liquidity” in its Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014.

The foregoing description is a summary and is qualified in its entirety by reference to the complete text of the Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated March 4, 2014, between the Company and the Underwriter.
Exhibit 5.1	Opinion of Simpson Thacher & Bartlett LLP regarding validity of Class A units registered.
Exhibit 8.1	Opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2014	OAKTREE CAPITAL GROUP, LLC

	By:	/s/ David M. Kirchheimer
Name: David M. Kirchheimer
Title: Chief Financial Officer, Chief Administrative Officer and Principal